Exhibit 10.41

SURRENDER OF SUBLEASE AGREEMENT

AGREEMENT dated April 28, 2006 (this "Agreement"), by and between DEUTSCHE BANK AG, NEW YORK BRANCH, a Germany banking corporation qualified to do business in the State of New York, having an office at 60 Wall Street, Mail Stop NYC60-3430, New York, New York 10005 ("Sublandlord") and FIRST ALBANY COMPANIES, INC., a New York corporation, having an office at c/o First Albany Capital Inc., 677 Broadway, Albany, New York 12207 ("Subtenant").

W I T N E S S E T H:

WHEREAS:

A.

WHEREAS, by Agreement of Lease, dated as of December 22, 1989 (the "Original Lease"), between 1301 Properties Owner, L.L.C. (formerly known as 1301 Properties, L.L.C., as successor to Tishman Speyer Trammell Crow Limited Partnership; "Master Landlord"), as landlord, and PricewaterhouseCoopers LLP (successor to Coopers & Lybrand L.L.P.) ("Overlandlord"), as tenant, as supplemented and amended from time to time by certain letter agreements listed on Exhibit A attached to the Overlease and by that certain First Amendment of Lease and Agreement dated July 17, 1990, by that certain Second Amendment of Lease and Agreement dated January 28, 1993, by that certain License Agreement dated January 1, 1995, by that certain Third Amendment dated July 19, 2001, by that certain Fourth Amendment dated December 16, 2004 and by that certain Fifth Amendment dated March 10, 2005, each between Master Landlord and Overlandlord (the Original Lease, as so supplemented and amended, hereinafter collectively referred to as the "Master Lease"), Master Landlord leased to Overlandlord certain premises, as said premises may be modified from time to time (the "Master Premises") more particularly described in the Master Lease and initially located on the subconcourse, the concourse and the second (2nd) through and including the tenth (10th) floors of the building (the "Building") known as 1301 Avenue of the Americas, New York, New York; and

B.

WHEREAS, by Agreement of Sublease, dated as of September 19, 1996 (the "Overlease"), between Overlandlord, as sublandlord, and Sublandlord, as subtenant, Overlandlord subleased to Sublandlord the eighth (8th) and ninth (9th) floors of the Master Premises (the "Overlease Premises"), which Overlease was consented to by Master Landlord pursuant to that certain Consent to Sublease dated September 19, 1996, signed by Master Landlord, Overlandlord and Sublandlord (the "Consent to Overlease"; the Overlease, the Consent to Overlease and the Master Lease collectively referred to herein as the "Primary Lease Documents"); and

C.

WHEREAS, Sublandlord and First Albany Capital, Inc. ("FA-Capital") entered into an Agreement of Sublease dated April 6, 2005 (together with the First Amendment, collectively, the "FA Sublease") and that certain First Amendment to Sublease dated May 18, 2005 (the “First Amendment”), for a portion of the Overlease Premises consisting of 62,600 rentable square feet located on the entire 9th floor of the Building (the "Subleased Premises"), which FA Sublease was consented to under that certain Landlord Consent to Sub-Sublease, dated May 18, 2005, entered into by Master Landlord , Overlandlord, Sublandlord and FA-Capital (the “Consent to Sublease”); and

D.

WHEREAS, FA-Capital and Subtenant entered into that certain Assignment and Assumption dated September 15, 2005 and effective as of July 1, 2005 (the “Assignment”), pursuant to which FA-Capital assigned and Subtenant assumed all of the rights and obligations of the subtenant under the FA Sublease; and

E.

WHEREAS, Subtenant and Lehman Brothers Holdings Inc., a Delaware corporation ("Lehman") have entered into a License Agreement dated March 31, 2006, and a consent thereto (the "Consent to License"), of even date therewith, among Master Landlord, Overlandlord, Sublandlord, Subtenant, and Lehman (collectively, the "License"), pursuant to which Subtenant has given Lehman a license to enter the Subleased Premises and perform certain work more particularly described in the License (the FA Sublease, as amended by the Consent to Sublease and the Consent to License, is hereinafter referred to at the "Sublease"); and

F.

WHEREAS, Subtenant and Lehman have advised Sublandlord that Subtenant desires to surrender the Subleased Premises and terminate the Sublease so that Lehman may sub-sublet the Subleased Premises from Sublandlord and, accordingly, Sublandlord and Lehman entered into contemporaneously herewith a separate agreement to so sub-sublet (the "Lehman 9th Floor Sublease"); and

G.

WHEREAS, Sublandlord has agreed to accept the surrender of Subleased Premises subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, $10.00 and of other good and valuable consideration, it is agreed:

1.

Definitions.  All capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Sublease.

2.

Surrender.

(a)

Subtenant hereby agrees to quit, surrender and vacate the Subleased Premises immediately prior to the later to occur of: (i) the commencement date of the Lehman 9th Floor Sublease, which commencement date shall be the first date that Sublandlord has received the written consent (the "2006 Consent") to the Lehman 9th Floor Sublease and to this Agreement from Master Landlord and Overlandlord in the form attached to the Lehman 9th Floor Sublease and which consent shall have been executed and agreed to by Lehman, Subtenant and FA-Capital, and (ii) Lehman has executed and delivered to Sublandlord a letter confirming that the Lehman 9th Floor Sublease has commenced and is in full force and effect, provided that a fully executed copy of the 2006 Consent and a copy of the Lehman 9th Floor Sublease commencement date confirmation letter shall have been sent to Subtenant (the "Surrender Date").  Simultaneously therewith, the Sublease shall automatically terminate and be of no further force or effect as of the Surrender Date.  Promptly after the Surrender Date is established, the parties hereto shall execute a letter agreement which sets forth the actual Surrender Date.

(b)

On the Surrender Date, or earlier termination of the Sublease pursuant to the Sublease, and notwithstanding anything to the contrary contained in the Sublease, Subtenant shall surrender and deliver up the Subleased Premises, including all leasehold improvements, vacant, free and clear of any liens or encumbrances and otherwise in the condition permitted under the License.

3.

Fixed Rent. Subtenant and Sublandlord acknowledge that Subtenant has paid Fixed Rent in advance through April 30, 2006.  If the Surrender Date is not on the last day of a calendar month, the Fixed Rent from and including the Surrender Date to and including the last day of the calendar month in which the Surrender Date occurs shall be applied to the fixed rent due for such period under the Lehman 9th Floor Sublease and Subtenant shall seek reimbursement from Lehman for such amount pursuant to a separate agreement between Subtenant and Lehman.

4.

Failure to Surrender.

(a)

If Subtenant fails to quit, surrender and vacate the Subleased Premises in accordance herewith on or before the Surrender Date, the Sublease shall nevertheless terminate with respect to the Subleased Premises, on the Surrender Date.  Subtenant shall thereafter be deemed to be holding over as to the Subleased Premises without the consent of the Sublandlord unless such failure to quit, surrender and vacate shall be by reason of Lehman’s occupancy of the Subleased Premises pursuant to the terms of the License.

(b)

Except as may be otherwise expressly provided in this Agreement, if the Subleased Premises are not vacated and surrendered on or before the Surrender Date, Subtenant hereby agrees that the holdover rent set forth in Section 23.1 of the Sublease and all other remedies of Sublandlord under the Sublease, at law  or in equity, shall be applicable as if the Surrender Date was the expiration date of the Sublease, including, Subtenant shall hold Sublandlord harmless from and against any claims made by any succeeding tenant or prospective tenant founded upon such delay and the loss of the benefit of the bargain should such successive sublease be terminated by reason of such holding over in respect of the Subleased Premises.  Notwithstanding the foregoing, Subtenant shall not be considered holding over in the Subleased Premises only if such failure to vacate and surrender shall be by reason of Lehman’s occupancy, use or access with respect to the Subleased Premises pursuant to the terms of the License.

5.

Effect of Surrender of Subleased Premises.  Upon the surrender of the Subleased Premises in accordance with this Agreement and the occurrence of the Surrender Date:

(a)

Subtenant hereby releases Sublandlord, its successors and assigns, of and from any and all past, present and future actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or equity with respect of the Sublease (the "Claims") arising out of the Sublease for which Subtenant may have a claim against Sublandlord, except as provided in Sections 3, 5(d), 6 and 7 in this Agreement.

(b)

Sublandlord hereby releases Subtenant, FA-Capital, and their respective successors, assigns and predecessors in interests and any guarantors of the liabilities of the subtenant under the Sublease, including but not limited to First Albany Companies Inc. as Guarantor under that certain Guaranty dated as of April 6, 2005 in favor of Sublandlord (the "Guaranty"), of and from any and all past, present and future Claims arising out of the Sublease for which Sublandlord may have a Claim against Subtenant, including without limitation in its capacity as subtenant under the Sublease or guarantor under the Guaranty ("Guarantor"), except as provided in Sections 4(b), 5(c) and 6 in this Agreement, all of which Subtenant agrees to observe and perform.

(c)

Nothing herein shall be deemed a release of Subtenant as to (i) any breach of a representation, warranty or agreement by Subtenant or default under any obligation or liabilities under the Sublease by Subtenant as to which Sublandlord does not have actual knowledge at the date hereof or which accrue or arise after the date hereof and through the Surrender Date or which pursuant to this Agreement or the Sublease are to be performed after the Surrender Date; (ii) any breach of a representation, warranty or agreement by Subtenant or default by Subtenant of any of its liabilities or obligations under this Agreement; or (iii) any indemnity by Subtenant as to any third party claims for which Subtenant is responsible under the terms of the Sublease, including, but not limited to tort claims or (iv) any obligation of Subtenant as to mechanics liens which may be filed either before, on or after the Surrender Date, as to or arising out of Subtenant’s Work or other Alterations performed by or on behalf of Subtenant on or before the Surrender Date.  Nothing herein shall be deemed to release Subtenant as to any unpaid or unfulfilled monetary obligations of Subtenant under the Sublease which have arisen or have accrued through the Surrender Date which shall be billed by Sublandlord to Subtenant in accordance with the Sublease, even if billed by Sublandlord to Subtenant after the Surrender Date and as and to the extent provided in Section 6.4 of the Sublease, and Subtenant shall pay the same within thirty (30) days after receipt of a bill therefor from Sublandlord or such lesser period of time as is provided for in the Sublease, such amounts shall include, without limitation (A) the Escalation Charges for the period from January 1, 2006 through the Surrender Date pursuant to Article 5 of the Sublease, (B) charges for overtime HVAC service and charges for condenser water for the period from the Sublease Commencement Date through the Surrender Date pursuant to Section 24.1 of the Sublease, (C) charges for any tap-ins pursuant to Section 24.2 of the Sublease, (D) freight elevator, work order and other service charges, and (E) charges for electricity for the period from the Sublease Commencement Date through the Surrender Date pursuant to Section 28.1 of the Sublease.  Notwithstanding the foregoing, Sublandlord hereby acknowledges that charges for building services payable during the term of the License shall be as set forth in the Consent to License.  To cover additional expense incurred by Sublandlord in the handling of each delinquent payment by Subtenant, if any, the provisions set forth in Section 6.3 of the Sublease are hereby incorporated herein.

(d)

Nothing herein shall be deemed to release Sublandlord from reimbursing Subtenant for overpaid Escalation Charges, if any, with respect to a pass through of refunded Tax Rent or refunded Overlease Escalation Charges due to Subtenant pursuant to Sections 5.2 and 5.3 of the Sublease, which amounts shall be refunded by Sublandlord to Subtenant in accordance with the Sublease within thirty (30) days after receipt of the corresponding refund from Overlandlord or Master Landlord or such lesser period of time as is provided for in the Sublease.

(e)

Notwithstanding anything to the contrary contained in this Agreement, nothing herein shall increase Subtenant's or FA-Capital's liabilities or burdens or decrease Subtenant's or FA-Capital's rights and remedies from those contained in the Sublease and Guaranty immediately prior to the date this Agreement becomes effective.

6.

Broker.  Sublandlord and Subtenant confirm that neither has dealt with any broker or finder in connection with this transaction, except for CB Richard Ellis, Inc. (which is representing Sublandlord and Lehman) and Cushman & Wakefield (which is representing Subtenant), and each of Subtenant and Sublandlord hereby indemnify and hold the other harmless from and against any and all claims of any broker or other party for any commission or other compensation arising out of any inaccuracy in the above representation and each party will be responsible for any commission of its own broker.  The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement and the Sublease.

7.

Security Deposits; Sublandlord’s Commitment.

(a)

In the event Subtenant shall fully and faithfully comply with all of the terms, provisions and conditions of the Sublease and this Agreement, the Letter of Credit (as defined in Section 33.1 of the Sublease), together with a letter on Sublandlord’s letterhead to the Issuing Bank (as defined in Section 33.2 of the Sublease) indicating Sublandlord’s agreement to the cancellation of such Letter of Credit, and any cash security held by Sublandlord pursuant to Article 33 of the Sublease, as the case may be, shall be returned to Subtenant on the Surrender Date.

(b)

In the event that pursuant to the 2006 Consent, Master Landlord agrees that all amounts Subtenant is required to pay to Master Landlord pursuant to the Consent to Sublease, including, without limitation, Exhibit B thereto are paid in full and that Sublandlord is released of any and all obligations arising under Section 8 and Exhibit B of the Consent to Sublease, then the Exhibit D Letter of Credit (as defined in the First Amendment), together with a letter on Sublandlord’s letterhead to the Issuing Bank (as defined in Section 33.2 of the Sublease) indicating Sublandlord’s agreement to the cancellation of such Letter of Credit, and any cash security held by Sublandlord pursuant thereto, as the case may be, shall be returned to Subtenant on the Surrender Date.

(c)

Upon the Surrender Date, Sublandlord shall promptly deliver to Subtenant a check in the amount of $1,275,018.30 and, upon such payment, the Sublandlord’s Commitment shall be and shall be deemed paid in full.

8.

Time of the Essence.  Time shall be of the essence in respect to the obligations of Subtenant under this Agreement.

9.

Severability.  If any provision of this Agreement or portion thereof, or the application thereof to any person or circumstance, is invalid or unenforceable, then the remainder of this Agreement, or the application of the provision or portion thereof to other persons or circumstances, shall not be affected thereby, provided that if any provision or portion thereof or the application thereof is invalid or unenforceable, then a suitable or equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, the intent and purpose of the invalid or unenforceable provision or portion thereof.

10.

Notices.  All notices given pursuant to this Agreement shall be given in the manner and with the effect set forth in the Sublease.

11.

Miscellaneous.

(a)

Subtenant represents and warrants to and covenants with Sublandlord that (i) Subtenant has not (and will not) assigned the Sublease, entered into any sub-sublease of the Subleased Premises or any portion thereof or granted any third party any privileges, licenses or occupancy rights with respect to the Subleased Premises or any portion thereof, except for the License Agreement, (ii) Subtenant has fully paid any and all contractors, suppliers, materialmen, vendors and other third parties that were involved in the performance of Subtenant's initial fit-out work with respect to the Subleased Premises, and (iii) Subtenant has fully performed any and all obligations Subtenant was to perform on or prior to the date hereof under the Sublease, any and all other documents executed in connection with the foregoing (including, without limitation, Master Landlord’s and/or Overlandlord's consent(s) to the foregoing).

(b)

Subject to this Agreement, all of the terms, covenants and provisions of the Sublease shall remain in full force and effect and are hereby ratified and confirmed.  Whenever the term "Sublease" is used in the Sublease it shall be deemed to include this Agreement as part of the Sublease.

(c)

This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York irrespective of the place of execution or performance.

(d)

This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by each of the parties hereto.  All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

(e)

Sublandlord and Subtenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other as to any matter arising out of or in any way connected to this Agreement.

(f)

This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one agreement binding on the parties notwithstanding that both of the parties are not signatories to the original or same counterpart.

[Signature page to follow.]

IN WITNESS WHEREOF, Sublandlord and Subtenant have respectively executed this Agreement as of the date and year first above written.

ATTEST/WITNESS:

SUBLANDLORD:

DEUTSCHE BANK AG, NEW YORK BRANCH

Mary Mayce

By:  /S/ALAN SCOTT

Name:  Alan Scott

Title:    Attorney-In-Fact

Mary Mayce

By:  /S/JAMES DYSON

Name:  James Dyson

Title:    Attorney-In-Fact

SUBTENANT:

FIRST ALBANY COMPANIES, INC.

Jessica Stanley

By:  /S/PAUL W. KUTEY

Name:  Paul W. Kutey

Title:    CFO

Consented to and acknowledged that it is jointly and severally liable for all obligations of Subtenant under this Agreement:

FIRST ALBANY CAPITAL, INC.

By:

/S/ALAN GOLDBERG

Name:  Alan Goldberg

Title:    President

FIRST ALBANY COMPANIES, INC., in

its capacity as Guarantor

By:

/S/PAUL W. KUTEY

Name:  Paul W. Kutey

Title:    CFO